Exhibit 5.1

June 10, 2020

Bill.com Holdings, Inc.

1810 Embarcadero Road

Palo Alto, California 94303

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (the “Registration Statement”) filed by Bill.com Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on June 8, 2020 pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of an aggregate of 1,380,000 shares (the “Stock”) of the Company’s Common Stock, par value $0.00001 (the “Common Stock”), which number of shares includes the issuance and sale of up to 180,000 shares of Common Stock by the Company and the sale of up to 1,200,000 shares of Common Stock held by certain selling stockholders (the “Selling Stockholders”) of the Company (the “Selling Stockholder Shares”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1) The Company’s Restated Certificate of Incorporation, filed with and certified by the Delaware Secretary of State on December 16, 2019 (the “Restated Certificate”).

(2) The Company’s Restated Bylaws as amended to date, certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Restated Bylaws”).

(3) The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(4) The prospectus prepared in connection with the Registration Statement (the “Prospectus”).

(5) The minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and stockholders (the “Stockholders”) at which, or pursuant to which, the Restated Certificate and Restated Bylaws were approved.

(6) The minutes of meetings and actions by written consent of the Board and Stockholders at which, or pursuant to which, the issuance of the Selling Stockholder Shares were approved and the sale and issuance of the Stock and related matters were approved.

(7) The stock records of the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent, Computershare Inc., dated June 9, 2020, verifying the number of the Company’s issued and outstanding shares of capital stock as of June 8, 2020, and a statement prepared by the Company as to the number of issued and outstanding options, restricted stock units and any additional shares of capital stock reserved for future issuance in connection with the Company’s 2006 Equity Incentive Plan, 2016 Equity Incentive Plan, 2019 Equity Incentive Plan and 2019 Employee Stock Purchase Plan as of June 8, 2020).

(8) A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated June 10, 2020, stating that the Company is qualified to do business and is in good standing under the laws of the State of Delaware as of such date (the “Certificate of Good Standing”).

(9) An opinion certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

(10) The underwriting agreement to be entered into by and among the Company and the several underwriters named in Schedule I thereto.

(11) The agreements under which the Selling Stockholders acquired the shares of Common Stock to be sold by them as described in the Registration Statement.

(12) The custody agreements, payment instructions, powers of attorney and contingent exercise notices signed by the Selling Stockholders in connection with the sale of Stock described in the Registration Statement.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities (other than the Company) executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.

The Company’s capital stock is uncertificated. We assume that the issued Common Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Common Stock have been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law and that the Company will properly register the transfer of the Stock to the purchasers of such Common Stock on the Company’s record of uncertificated securities.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of California and of the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Opinion Certificate.

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

This opinion is based upon the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind set forth in this opinion letter, including customary practice as described in bar association reports.

Based upon the foregoing, we are of the following opinion:

(1) the Company is a corporation validly existing, in good standing, under the laws of the State of Delaware;

(2) the up to 180,000 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board and to be adopted by the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable; and

(3) the up to 1,200,000 Selling Stockholder Shares to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares of Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP